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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             April 15, 2003

                               SVI Solutions, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-23049                                       33-0896617
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(Commission File Number)                      (IRS Employer Identification No.)

5607 Palmer Way, Carlsbad, California                    92008
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(Address of Principal Executive Offices)              (Zip Code)

                                 (877) 784-7978
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS.

         SVI Solutions, Inc. ("SVI") entered into a Securities Purchase Agreement dated March 31, 2003 with Midsummer Investment, Ltd., Omicron Master Trust, and Islandia, L.P. (collectively, the "Investors") for the sale by SVI to the Investors of 9% debentures, convertible into shares of SVI common stock, for an aggregate amount of up to $5,500,000, to be sold in two separate closings. The debentures are accompanied by a number of warrants to purchase shares of SVI common stock equal to 40% of (a) the dollar amount of debentures purchased by the Investors, (b) divided by the daily volume weighted average price of SVI's common stock on the American Stock Exchange for the ten consecutive days immediately prior to the closing date the debentures were sold (the "Closing Price"). At the first closing, the Closing Price was $0.8901. The Closing Price for the second closing will be determined at that time. The terms of this transaction are summarized below, but this summary is qualified entirely by the Securities Purchase Agreement (and its exhibits) and related agreements attached as exhibits to this report.

         The first closing for the sale of debentures aggregating $3,500,000 occurred on March 31, 2003. If SVI elects, additional debentures aggregating up to $2,000,000 can be sold to the Investors in a second closing if within one year after the date of first sale of debentures there occurs a period of 15 consecutive trading days during which the daily volume weighted average closing price of the SVI common stock is maintained at a price at or above $1.75 per share, subject to certain conditions. The debentures bear an interest rate of 9% per annum, and they provide for interest only payments on a quarterly basis, payable, at SVI's option, in cash or shares of SVI common stock. The debentures sold in the first closing for $3,500,000 mature 26 months after that closing, and the additional debentures that may be sold for up to $2,000,000 in the second closing mature 30 months after the first closing date. The debentures are convertible into shares of SVI common stock at a conversion price equal to 115% of the daily volume weighed average price of the SVI common stock on the American Stock Exchange on the date the debentures were sold. The debentures sold at the first closing have a conversion price of $1.0236. If certain conditions are met, the Company has the option to redeem the debentures at 110% of their face value, plus accrued interest. The Company must redeem the debentures at the initial monthly amount of $218,750, commencing on February 1, 2004. If the second closing occurs, this redemption amount will be increased to $300,000, commencing on the later of February 1, 2004 or the fifth month following the second closing. Furthermore, if the daily volume weighed average price of the SVI common stock on the American Stock Exchange exceeds the Closing Price (which was $0.8901 at the first closing) by more than 200% for 15 consecutive trading days, SVI will have the option to convert the debentures into SVI common stock at the conversion price then in effect.

         At the first closing, Midsummer Investment was issued 629,143 warrants, Omicron Master Trust was issued 674,082 warrants, and Islandia, L.P. was issued 269,633 warrants. These warrants, as well as the warrants to be issued in the second closing, are for a 5-year term, with an exercise price equal to 115% of the daily volume weighed average price of the SVI common stock on the American Stock Exchange on the date the accompanying debentures were sold. The warrants issued in the first closing have an exercise price of $1.0236.

         The Investors were granted the right of first refusal to participate in certain future offerings by SVI of its common stock or equivalent securities so long as any Investor owns at least 5% of the debentures purchased on the first closing. The Investors were also given registration rights under a Registration Rights Agreement requiring SVI to file a registration statement respecting the common stock issuable upon the conversion of the debentures and the warrants


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within 30 days after the first closing, and to use best efforts to have the registration statement declared effective at the earliest date. If the registration statement is not filed within these timeframes or declared effective within 90 days following the closing date of the debentures sold in the first phase, or within 120 days in the event of a review by the Securities and Exchange Commission, SVI shall be obligated to pay liquidated damages to the Investors equal to 2% of the sum of the amount of debentures subscribed to by the Investors and the value of the warrants for each month until the registration statement becomes effective.

         From the proceeds of the sale of debentures, $2,800,000 were paid directly to SVI's primary lender, Union Bank of California, N.A.("UBOC"), under that certain Discounted Loan Payoff Agreement dated March 31, 2003 by and among UBOC, SVI, SVI Retail, Inc., Sabica Ventures, Inc. and SVI Training Products, Inc. That payment, combined with SVI's issuance to UBOC of 1,000,000 shares of SVI common stock and a $500,000 one-year unsecured non-interest bearing convertible note payable in either cash or stock, at SVI's option, was accepted by UBOC as full satisfaction of SVI's $7.1 million debt to it. UBOC also cancelled options to purchase 1.5 million shares of SVI common stock of which 565,500 had vested as of the first closing, and it returned all collateral held by it, including 10,700,000 shares of SVI common stock pledged as security. This summary of the transaction with UBOC is qualified entirely by the Discounted Loan Payoff Agreement attached as an exhibit to this report.

         Subsequent to the first closing of the sale of debentures, SVI entered into a similar Securities Purchase Agreement with MBSJ Investors LLC ("MBSJ") for the sale by SVI to MBSJ of 9% debentures, convertible into shares of SVI common stock at a conversion price of $1.0236, for $400,000. These debentures were accompanied by 5-year warrants to purchase 156,311 shares of SVI common stock. MBSJ was also granted registration rights under a Registration Rights Agreement similar to those granted to Midsummer Investment, Ltd., Omicron Master Trust, and Islandia, L.P. This summary of the transaction with MBSJ is qualified entirely by the Securities Purchase Agreement (and its exhibits) and related agreements attached as exhibits to this report.

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EXHIBIT INDEX

Exhibit No.       Description
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2.1               Securities Purchase Agreement dated as of March 31, 2003 by and among SVI, Midsummer Investment, Ltd., Omicron Master
                  Trust and Islandia, L.P*

2.2 Securities Purchase Agreement dated as of April 1, 2003 between SVI and MBSJ Investors LLC*

4.1 Registration Rights Agreement dated as of March 31, 2003 by and among SVI, Midsummer Investment, Ltd., Omicron Master Trust and Islandia, L.P

4.2 Registration Rights Agreement dated as of April 1, 2003 between SVI and MBSJ Investors LLC

10.3 Discounted Loan Payoff Agreement dated March 31, 2003 by and among Union Bank of California, N.A., SVI, SVI Retail, Inc., Sabica Ventures, Inc. and SVI Training Products, Inc.

99.1              Press Release dated April 2, 2003

*Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                 SVI Solutions, Inc.

Date:    April 15, 2003                          By: /S/ Barry Schechter
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                                                 Name:  Barry Schechter
                                                 Title: Chairman of the Board


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